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                    AMENDMENT NUMBER 4 TO THE TRANSFER AGENCY
                              AND SERVICE AGREEMENT

This Amendment, dated as of July 1, 2006, is made to the Transfer Agency and Service Agreement dated December 29, 1997, as amended, (the "Agreement") between Short-Term Investments Trust (the "Fund") and AIM Investment Services, Inc. ("AIS"), formerly known as A I M Fund Services, Inc., pursuant to Article 11 of the Agreement.

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Agreement to reflect a reduction in the fees paid for transfer agency services by the Fund:

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows;

Section 2.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

     "2.01 For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annual fee in the amount of 0.009% of average daily net assets, payable monthly. Such fee may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                               SHORT-TERM INVESTMENTS TRUST

                                               By: /s/ Robert H. Graham
                                                   -----------------------------
                                                   President
ATTEST:
        /s/ Jim A. Coppedge
---------------------------
Assistant Secretary

                                               AIM INVESTMENT SERVICES, INC.

                                               By: /s/ William J. Galvin, Jr.
                                                   -----------------------------
                                                   President
ATTEST:
        /s/ Jim A. Coppedge
---------------------------
Assistant Secretary